FOURTH AMENDED AND RESTATED
                                  TERM NOTE



Amount: $585,378.48                                 Dated: as of June 10, 1999
Due Date: Demand or November 1, 1999                Made at Detroit, Michigan


     FOR VALUE RECEIVED, the undersigned promise to pay to the order of Bank One, Michigan, f/k/a/ NBD Bank ("Bank"), at its offices in Detroit, Michigan or at such other place as the holder of this Note may from time to time designate in writing, the principal sum of FIVE HUNDRED EIGHTY-FIVE THOUSAND, THREE HUNDRED SEVENTY-EIGHT AND 48/100 Dollars ($585,378.48), together with interest on the outstanding balance thereof at 1% above the Bank's Prime Rate (the "Note Rate"), as more fully provided in the Credit Agreement referred to below, payable as follows: Unless earlier demand for payment is made, principal is payable in 4 monthly installments in the amount of $5,000 plus accrued interest on July 6, 1999, August 6, 1999, September 6, 1999, and October 6, 1999, followed by a balloon payment of all remaining principal and interest on November 1, 1999. As used herein, the "Prime Rate" shall be the per annum rate of interest from time to time announced by the Bank (or any successor thereto) as its prime rate, which pr ime rate may not be the lowest rate of interest charged by the Bank to any of its customers. Any change in the Prime Rate shall immediately effect a change in the rate of interest payable hereunder.

     After maturity, or from and after an Event of Default, as described below, the outstanding principal balance under this Note shall bear additional interest from and after such maturity date or the occurrence of the Event of Default, at a rate of three (3%) percentage points per annum above the Note Rate until the Note is fully paid or the Event of Default is fully cured (the "Default Rate").

     The indebtedness under this Note outstanding from time to time shall bear interest on the basis of a year of 360 days for the actual number of days elapsed in each month. Principal of and interest on this Note shall be payable in lawful money of the United States of America. The undersigned agrees to pay all costs of collection and enforcement of this Note, including reasonable attorneys' fees and court costs.

     If any payment is not received by Bank within fifteen days after its due date, the Bank may assess and the undersigned agree to pay a late fee equal to the lesser of 5% of the past due amount or the Late Fee Cap. The Late Fee Cap is $200 and is based on the original principal amount of this Note.

     The indebtedness under this Note may be prepaid in whole or in part at any time.

     This Note is given pursuant to the terms and conditions of the Amended and Restated Revolving Credit and Loan Agreement dated as of June 30, 1996, as amended by First Amendment to Amended and Restated Revolving Credit and Loan Agreement dated as of August 22, 1997, Second Amendment to Revolving Credit and Loan Agreement dated as of January 1, 1998, and an Amendment and Extension Agreement dated as of November 25, 1998, as amended by First Amendment to Amendment and Extension Agreement, dated as of February




2, 1999, but effective as of February 1, 1999, and by Second Amendment to Amendment and Extension Agreement dated as of June 29, 1999 (as so amended and as may be further amended from time to time, the "Extension Agreement") (collectively, as so amended and as may be further amended from time to time, the "Credit Agreement"). Capitalized terms not otherwise defined herein shall have the meanings given them in the Credit Agreement. This Note is secured by, among other collateral, the collateral granted to Lender under the terms of the Credit Agreement, including the Extension Agreement, and the Loan Documents. The occurrence of any Event of Default under the Credit Agreement, including the Extension Agreement, or any default under any of the Loan Documents or any document or instrument referred to or incorporated into any of the foregoing shall be deemed an Event of Default under this Note and shall entitle the holder of this Note to accelerate the maturity of the debt evidenced by this Note and to have all rights and remedies afforded by law or available under the Credit Agreement, including the Extension Agreement, the Loan Documents and under all other agreements referred to or executed in connection with any of the foregoing.

     This Fourth Amended and Restated Tenn Note, among other things, amends and restates (but does not discharge) the indebtedness outstanding under that certain Third Amended and Restated Term Note dated as of February 1, 1999, in the original principal amount of $610,592.35. Any reference in any other document or instrument to the foregoing Note shall constitute a reference to this Fourth Amended and Restated Term Note.

     The undersigned, and all endorsers and guarantors, hereby severally waive valuation and appraisement, presentment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note, and expressly agree that the maturity of this Note, or any payment due under this Note, may be extended from time to time without in any way affecting the liability of the undersigned or such endorsers or guarantors.

     This Note, made and executed in the State of Michigan, shall be governed and construed according to the internal laws of the State of Michigan.


                                        SECOM GENERAL CORPORATION,
                                        a Delaware corporation


                                        By: /s/ Paul D. Clemente
                                            --------------------------------
                                             Name: Paul D. Clemente
                                                   Title: Director

                                        46035 Grand River Ave.
                                        Novi, Michigan 48374




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